Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-198133 on Form F-1 of our report dated August 11, 2014, relating to the combined and consolidated financial statements of GasLog Partners LP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Hadjipavlou, Sofianos& Cambanis S.A.

September 17, 2014

Athens, Greece